Exhibit 10.1

STANDARD FORM OF OFFICE LEASE	7/04
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 9th day of June in the year 2006, between Cres,  Inc. c/o Newmark Knight Frank, 125 Park Avenue, New York, New York 10017

party of the first part, hereinafter referred to as OWNER, and DAG Media, Inc. having an office at 125-10 Queens Blvd, Kew Gardens, NY party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the fifth (5th) floor as shown on the attached floor plan marked Exhibit A in the building known as 192 Lexington Avenue, New York, New York in the Borough of Manhattan, City of New York, for the term of Five (5) years

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the
1st	day of	July	in the year	2006	, and to end on the
30th	day of	June	in the year	2011	, and
both dates inclusive, at the annual rental rate of				see Article 62

which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

          In the event that, at the commencement of the term of this lease, or thereafter. Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent hereunder and the same shall be payable to Owner as additional rent.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

1.       Tenant shall pay the rent as above and as hereinafter provided,

Occupancy:

2.      Tenant shall use and occupy the demised premises for general and executive offices for an online technology company and for no other purpose.

Tenant Alterations:

3.      Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require.

E-1

If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:

4.      Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:

5.      Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6.       Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7.      This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

8.      Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9.       (a) If the demised premises or any part thereof shall be damaged by fire or other casualty. Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located, therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10.      If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11.      Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. However this provision shall not apply so long as the Tenant is a publicly traded company on NASDAQ, AMEX or NYSE. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12.      Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13.      Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagoes of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:

14.     No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15.     Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16.     (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

           (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:

17.     (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

          (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events. Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18.     In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to relet the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19.     If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20.     Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner:

21.     Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, casements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22.     Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23.     Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24.     If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason. Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25.     The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26.     It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises. Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27.     This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28.     Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner:

29.       As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times: (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) Said premises are to be kept clean by Tenant, at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (e) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the applicable Operating Engineers contract. Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

Captions:

30.    The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31.    The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

34. Tenant has deposited with Owner the sum of $ 17,515.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

    Rider to be added if necessary.

See Articles 37 - 66, Exhibit A and Guaranty attached hereto and made a part hereof.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

/s/ Edward Walker

Cres, Inc.
Witness for Tenant:

/s/ Assaf Ran

DAG Media, Inc.

ACKNOWLEDGEMENT

STATE OF NEW YORK,
SS.:
COUNTY OF

          On the _____________ day of ______________________________ in the year ____________________, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

NOTARY PUBLIC

GUARANTY

          FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner’s successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the “Rules and Regulations” as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a “statutory tenant.” As a further inducement to Owner to make this lease, and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of, the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:	in the year

Guarantor

Witness

Guarantor’s Residence

Business Address

Firm Name

STATE OF NEW YORK	) ss:

COUNTY OF	)

On the                    day of                              in the year                              before me, the undersigned, a Notary Public in and for said State, personally appeared:                                                                                                    ,
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument

Notary Public

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 33.

1.       The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safe guards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.       The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3.       No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.       No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.       No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.        Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing looks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished. Tenant shall pay to Owner the cost thereof.

8.       Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9.       Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10.     Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner, Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.      Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner. Tenant shall refrain from or discontinue such advertising.

12.     Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13.      If the building contains central air conditioning and ventilation. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours. Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing veneilan blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14.     Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owners prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15.     Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection of Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address	192 Lexington Avenue, New York, NY

Premises	Part fifth (5th) floor

TO	DAG Media, Inc.

STANDARD FORM OF Office Lease

The Real Estate Board of New York, lnc.
Copyright 2004. All rights Reserved Reproduction in whole or in part prohibited.

Dated June 9th in the year 2006

Rent Per Year see Article 61

Rent Per Month see Article 61

Term 5 years
From July 1, 2006
To June 30, 2011

ADDITIONAL CLAUSES 37 – 66, EXHIBIT A, AND GOOD GUY GUARANTY ATTACHED TO AND FORMING PART OF THE LEASE DATED JUNE 9, 2005, BETWEEN CRES INC. AS LANDLORD AND DAG MEDIA, INC., AS TENANT FOR PART FIFTH (5TH) FLOOR, IN THE BUILDING KNOWN AS 192 LEXINGTON AVENUE, NEW YORK, NY.

Wherever the terms, covenants and conditions contained in the printed portion of this lease shall be in conflict with any of the terms, covenants and conditions in the Additional Clauses 37 - 67 that follow, the Additional Clauses shall prevail.

          37. ELECTRICITY

          A. The Landlord will furnish electricity to the Tenant through presently installed electrical facilities for Tenant’s reasonable use of such lighting, electrical appliances and equipment as the Landlord may permit to be installed in the premises. There shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in the annual rent reserved hereunder. If findings of the consultant indicate such average monthly electric consumption exceeds $548.33 per month, the amount of rent presently allocable to electricity per month, then the monthly rental payable by Tenant shall thereafter throughout the remainder of the Term (subject to further findings) be increased by the amount specified by such consultant commencing as of the date of such consultant’s findings. If the Landlord’s electric rates and/or charges from the public utility furnishing electrical service be increased then me aforesaid monthly rent shall be increased accordingly. Tenant shall make no alterations or additions to the electric equipment and/or appliances without first obtaining written consent from the Landlord in each instance. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installation. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Tenants or occupants. In addition to the installation of such riser or risers Landlord will also at the sole cost and expense of Tenant, install other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The Landlord reserves the right to terminate the furnishing of electricity at any time upon one hundred eighty (180) days’ written notice to the Tenant, in which event the Tenant may make application directly to the utility commencing any servicing the Building for the Tenant’s entire separate supply. The Landlord, upon the expiration of the aforesaid one hundred eighty (180) days’ written notice to the Tenant, may discontinue furnishing the electric current in which later event, the annual rent payable hereunder shall be reduced as of the date of discontinuance of the supplying of electric current by $6,580.00 per annum otherwise, this lease shall remain in full force and effect.

          B. Tenant’s use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the

Demised Premises. Tenant shall not make or perform or permit the making of any alterations to wiring, installations or other electrical facilities in or serving the Demised Premises without the prior consent of Landlord in each instance which shall not be unreasonably withheld. Should Landlord grant any such consent, all additional risers or other equipment required therefore shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand; any such work performed by Landlord shall be of workmanlike quality and the cost thereof shall be comparable to costs payable for similar type installations performed by owners of property similar to the Building.

          C. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility company servicing the Building with electricity or for any other reason whatsoever.

          D. If any tax (other than a Federal, State or City Income Tax) is imposed upon Landlord’s receipt from the sale or resale of electricity to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law, Tenant’s pro rata share of such taxes shall be passed on to and included in the bill of, and paid by Tenant to Landlord.

38.	Increase in Real Estate Taxes:

          Tenant agrees to pay Landlord, as additional rent, its share of any such increase as follows:

          A. As used in this Article 42, the Following Definitions Shall Apply:

          1. “Taxes” as used herein shall mean the aggregate of the following items: (a) real estate taxes, (b) assessments (including without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this lease, which may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the land and/or the Building thereof on which the Demised Premises are a part and (e) any tax or assessment levied, assessed or imposed against such land and/or Building or the rents or profits therefrom or any other charge or levy made by a taxing authority to the extent that the same shall be in lieu of all or any portion of any item set forth herein. The term Taxes, except when determining the amount of the Base Tax, shall also include all expenses, including legal fees, experts’ and other witness fees incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes.

          2. “Base Tax” shall mean the taxes as finally determined, payable by Landlord, for the calendar year beginning July 1, 2006 and ending June 30, 2007.

          3. Tenant’s “Proportionate Share” shall be 1.88% of any increase in Taxes over the Base Tax.

          B. Tenant covenants and agrees to pay, in each and every calendar year during the term of this lease and any and all renewals, extensions and modifications thereof, Tenant’s Proportionate Share.

          C. Tenant’s Proportionate Share shall be due and payable within ten (10) days after Landlord shall have delivered to Tenant a statement setting forth the amount of Tenant’s Proportionate Share and the basis therefore, however in the event that and so long as Landlord is permitted to make semi-annual tax payments Tenant shall be permitted to pay its Proportionate share of the Real Estate tax escalation on a semi-annual basis. Bills for such Taxes shall be sufficient evidence of amount, for the purpose of calculating Tenant’s Proportionate Share. In the event Tenant fails to pay Tenant’s Proportionate Share when due, the Landlord shall be entitled, with respect thereto, to any and all remedies to which Landlord may be entitled under this lease for default in the payment of rent. The failure of Landlord to bill Tenant for Tenant’s Proportionate Share in any calendar year shall not prejudice the right of Landlord to subsequently bill Tenant for such calendar year or any subsequent calendar year.

          D. In the event the Base Tax is reduced as a result of any appropriate proceeding, such reduced liability as finally fixed shall be regarded as the Base Tax and Landlord shall have the right to adjust the amount due from Tenant in any year in which Tenant is or was obligated to pay Tenant’s Proportionate Share, and Tenant agrees to pay the amount of such adjustment on the rent installment day next following receipt of written statement from Landlord setting forth the amount and basis of such adjustment. In the event Landlord shall receive a refund of Taxes for any year during which Tenant has paid Tenant’s Proportionate Share, as above provided, the proceeds of such refund, less legal fees and other expenses incurred in collecting the same, shall be applied and allocated to the periods for which the refund was obtained and appropriate adjustment shall be made between Landlord and Tenant. This provision shall survive the expiration of its Lease.

          E. With respect to any period at the expiration of the term of this lease which shall constitute a partial fiscal year, Landlord’s statement shall apportion the amount due hereunder. The obligation of Tenant, with respect to Tenant’s Proportionate Share applicable for the last year of the term of this lease, or part thereof, shall survive the expiration, or sooner termination, of the term of this lease.

39. Tenant’s Certificate

          Tenant shall, without charge, at any time and from time to time, within five (5) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgage, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

          (a) that this lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

          (b) whether or not to Tenant’s knowledge there are then existing any set-off or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

          (c) the dates, if any, to which the rental and other charges hereunder have been paid in advance.

40.	Assignment and Subletting:

          A. If Tenant shall desire to assign this Lease or to sublet the Demised Premises, Tenant shall submit to Owner a written request for Owner’s consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the executed assignment agreement or sublease; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Owner to determine the financial responsibility of the proposed assignee or subtenant. Owner shall then have the following options, to be exercised by notice (“Exercise Notice”) given to Tenant within thirty (30) days after receipt of Tenant’s request for consent:

                    (i) Owner may require Tenant to surrender the Demised Premises to Owner and to accept a termination of this Lease as of a date (the “Termination Date”) to be designated by Owner in the Exercise Notice, which date shall not be less than thirty (30) days nor more than ninety (90) days following the date of Owner’s Exercise Notice; or

                    (ii) Owner may require Tenant to assign this Lease to Owner without merger of Owner’s estates effective as of the day preceding the proposed assignment or sublease.

               If pursuant to part (i) above, Owner shall elect to require Tenant to surrender the Demised Premises and accept a termination of this Lease, then this Lease shall expire on the Termination Date as if that date had been originally fixed as the Expiration Date. Regardless of any option Owner exercises under this subsection A, whether to terminate this Lease or to take an assignment thereof, Owner shall be free to, and shall have no liability to Tenant if Owner shall, lease the Demised Premises to Tenant’s prospective assignee or subtenant.

          B. If Owner shall not exercise any of its options under Paragraph A above within the time period therein provided, then Owner shall not unreasonably withhold consent to the proposed assignment or subletting of the Demised Premises, provided that the following further conditions shall be fulfilled:

                    1. An event of monetary or material default shall not have occurred and be continuing at the time Owner’s consent is requested and on the effective date of the assignment or sublet.

                    2. In the case of an assignment or sublease, the proposed assignee or sublessee shall be financially capable, in Owner’s reasonable discretion, to assume the obligations of Tenant under the lease. The proposed assignee or subtenant shall be of a character in keeping with the standards of the other office tenants of the Building. Tenant shall deliver to Owner all reasonably complete and accurate financial data and other information as Owner may reasonably request in a form prepared by Tenant in the ordinary course of its business.

                    3. The proposed assignee or subtenant shall not be a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building.

                    4. The Demised Premises shall be used by the assignee or subtenant solely in accordance with the terms of this Lease.

                    5. The use shall not violate any restrictions contained in any other leases in the Building.

                    6. In the case of an assignment, the instrument of assignment shall provide for the acceptance by the assignee of the assignment; the assignee’s assumption of all of the obligations and liabilities of Tenant under this Lease, and assignee’s agreement to perform directly of Owner all of the terms and provisions of this lease on Tenant’s part to be performed.

                    7. In case of a subletting, the sublease shall be expressly subject to all of the obligations of Tenant and the conditions of Tenant’s tenancy under this lease, the subtenant shall not assign, encumber or otherwise transfer or sublease the Premises in whole or in part, or allow any part to be used or occupied by others without the prior written consent of Owner in each instance.

                    8. So long as Tenant shall employ a real estate agent to effect a sublease or assignment, Tenant shall designate the Landlord’s managing agent as Tenant’s exclusive agent to effect such assignment or subletting and agrees to pay a commission in accordance with the commission rates of the managing agent then in effect.

          C. The consent by Owner to any transfer, assignment or subletting shall not be deemed to be a waiver on the part of Owner of any prohibition of any future transfer, assignment or subletting. In no event shall a subletting to which Owner shall have consented to under this Section release or relieve Tenant of its obligations or liabilities under this lease.

          D. Owner shall be furnished with a duplicate original of the assignment or sublease within (i) ten (10) days after its execution, or (ii) prior to its effective date, whichever is earlier. The assignment or sublease shall be fully executed.

          E. Tenant shall reimburse Owner for all reasonable out-of-pocket expenses incurred by Owner in reviewing and approving Tenant’s request to any transfer, assignment or sublet.

          F. If Owner consents to an assignment of this lease or a subletting the following shall apply:

               1. Tenant shall pay to Owner, as and when received, one hundred (100%) percent of any consideration payable directly and/or indirectly in connection with any such assignment after deducting reasonable out of pocket expenses for legal fees and brokerage commissions.

               2. Tenant shall pay to Owner, as and when received, one hundred (100%) percent of the amount by which the rental or other charges payable under or in connection with any sublease shall exceed the rental payable under this lease after deducting reasonable out of pocket expenses for legal fees and brokerage commissions.

               3. The provisions of this paragraph shall not be construed as a waiver of the prohibition against assignment or subletting without Owner’s prior written consent.

          G. An assignment or sublease consummated in violation of this Section shall not be valid.

41. Exculpatory Clauses

          If the Landlord or any successor in interest be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals or a corporation (all of which are referred to below, individually and collectively, as a “landlord entity”) then anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such landlord entity in the land and Building of which the Demised Premises are a part, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of such landlord entity shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.

42. Tenant hereby agrees that Tenant shall and will indemnify and save harmless Landlord from and against all claims for damages of whatever nature arising from any accident, injury or damage whatsoever, caused to any person or to the property of any person occurring during the term of this lease in, on, or about the demised premises unless caused by the negligence or willful act of Landlord or Landlord’s officers, agents, employees, licensees, servants, invitees, etc. Tenant likewise shall and will indemnify and save harmless Landlord from and against all claims for damages of whatever nature, arising from any accident, injury or damages occurring outside of the demised premises but within the building, or on the sidewalks and areas adjacent to the building where such accident, damage or injury results or is claimed to have resulted from any action or omission on the part of Tenant or Tenant’s contractors, licensees, agents, invitees, visitors, servants or employees. Tenant shall and will, on written demand, repay to Landlord, as additional rent, any amount that Landlord may be obligated to pay for any such damages and the cost and expense or any action or legal proceedings brought against the Landlord by reason of or in respect to any claim for such damages, including but not limited to reasonable attorney’s fees expended in connection therewith.

43. Tenant covenants and agrees, at its sole cost and expense throughout the entire term of this lease and any renewals or extensions thereof to maintain for the mutual benefit of the Owner and Tenant, as their interests may appear and upon request by owner for the holder of any mortgage or mortgages (as an additional insured) covering or including the demised premises, general public liability insurance against claims for bodily injuries, death or property damage, occurring upon, in or about the demised premises, including complete sign coverage, to the limit of not less than TWO MILLION ($2,000,000.00) DOLLARS in respect of bodily injuries to persons, and to the limited of not less than FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS for property damage. Copies of certificates of the insurers reasonably satisfactory to the owners showing that owner is covered thereunder, shall be furnished to owner ten (10) days before the commencement of me term of this lease or before Tenant shall enter the demised premises, whichever is earlier. At least fifteen (15) days before the expiration date of any such policies of insurance, Tenant shall furnish to owner a certificate or copy of renewal of such policy or new policy of insurance. Each such policy or certificate therefore shall contain an agreement by insurer that such policy shall not be cancelled without at least twenty (20) days prior written notice to owner. Tenant covenants and agrees that in no event shall any right of subrogation be asserted against the owner for any injury or damage suffered by the Tenant, whether due to negligence or otherwise.

44. The Landlord at its sole cost and expense will remove all normal daily rubbish from the demised premises provided Tenant places same properly bagged and sorted at door or near the freight elevator on the floor.

45. Tenant shall be authorized to erect and maintain a sign indicating Tenant’s name, on the exterior of the main entrance door to the demised premises, it being understood and agreed that Tenant shall first obtain Landlord’s written consent with respect to the décor, style and size of said sign. Tenant shall not at any time erect, place, maintain or allow replacement of any sign, lettering, advertisement or decoration of any kind or nature in any public corridor adjacent to the demised premises or on any window within the demised premises.

46. Tenant shall pay as additional rent, collectable as such, an amount equal to 1.88% of Landlord’s increased cost of fuel, if any, for the building of which the demised premises forms a part for each calendar year of the term or portion thereof over the cost of fuel for the calendar year 2006. At the end of each calendar year, Landlord shall calculate such increased cost and bill tenant for its share, which bill shall be due and payable with the next regular installment of rent. This obligation shall survive termination of this lease or any renewals thereof except that should tenant’s term expire other than at the end of a calendar year, Tenant shall only be obligated pro rata for the number of months in such year which formed a part of its term. Landlord’s fuel bills for the years in question shall be conclusive as to cost.

47. Prior to the commencement of any and all work (except for non-structural cosmetic work up to five thousand ($5,000.00] dollars), Tenant shall submit to the Landlord for its approval in writing, plans and specifications for all work and installations. All work shall be in strict conformity with all rules, regulations and ordinances of any governmental authority or bureau having jurisdiction thereof, including New York Board of Fire Underwriters or any other similar body, and the Tenant agrees to procure any permits needed in connection with such work prior to the commencement thereof. Tenant further agrees that it shall require its contractors and/or subcontractors to furnish the Landlord with Certificates of Insurance for Workmen’s Compensation, Public Liability and Property Damage, as provided for in Article #3 of this lease and otherwise comply with the terms and conditions of this lease and particularly Article #3 thereof.

48. It is specifically understood and agreed that this lease is offered to the tenant for signature by the Managing Agent of the building solely in its capacity as such Agent and subject to the landlord’s acceptance and approval, and that the tenant has hereunto affixed its signature with the understanding that the said lease shall not in any way bind the landlord or its Agent until such time as the landlord has approved said lease and the same is executed and delivered to the tenant.

49. Tenant represents and warrants that it has dealt with no broker except NEWMARK KNIGHT FRANK (“Broker”) in connection with the execution of this lease or the showing of the Demised Premises and agrees to hold and save Landlord harmless from and against any and all liabilities from any claims of any broker arising out of Tenant’s acts (including, without limitation, the cost of counsel fees in connection with the defense of any such claims) except the Brokers. Landlord acknowledges that it is responsible to pay the Brokers pursuant to a separate agreement.

50. Emergency and Security Procedures. Tenant shall abide and shall cause its employees, independent contractors, agents, directors, officers, guests and invitees to abide by all rules, regulations and procedures required by Landlord with respect to the Building and the demised premises, including but not limited to, evacuation, fire safety, and security rules and procedures. Tenant hereby agrees to indemnify and hold the Landlord and its agents harmless from and against any and all losses arising from a breach of the foregoing provision. Should Tenant desire to implement its own fire safety or evacuation procedures above and beyond those required by Landlord, Tenant must first obtain Landlord’s prior written consent in each instance and shall indemnify and hold the Landlord harmless from and against any losses arising from such procedures, unless any such loss is due to Landlord’s sole negligence or willful misconduct.

51. Modification for Mortgages

          If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, Insurance or other institution lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such reasonable additional time for such curing as may be required for such lender to get possession of the said Building) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification, termination, or surrender of this lease be deemed to materially adversely affect the leasehold interest hereby created.

52. Tenant’s Installations

          Notwithstanding anything hereinbefore contained to the contrary, provided Tenant complies with all of the laws, orders, rules and regulations of the governmental authorities and the Fire Insurance Rating Organization having jurisdiction thereof and the local Board of Fire Underwriters, or any other similar body, and provided further Tenant is not in default under any of the terms, covenants and conditions of this lease, Tenant shall have the right, at its own cost and expense, to install such machinery, equipment and fixtures as may be required for the proper conduct of Tenant’s business, except mat Landlord’s prior consent shall be required for any installation requiring structural alteration or changes to the Demised Premises. Subject to the provisions of this Article, any and all movable machinery, equipment and fixtures installed by Tenant (sometimes herein referred to as “Tenant’s Property”) shall remain personally notwithstanding the fact that it may be affixed or attached to the realty, and shall, during the term of this lease or any extension or renewal thereof, belong to and be removable by Tenant, provided that (a) Tenant shall remove said installations prior to the expiration of such term or the sooner termination thereof; and (b) Tenant shall repair any damage caused by said removal and shall deliver the Demised Premises to Landlord in the same condition as upon the commencement of the term hereof, reasonable wear and tear excepted. Prior to the expiration of the term or sooner termination thereof, Tenant shall, at its own cost and expense, remove from the Demised Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord are to remain and to become the property of Landlord, and Tenant shall repair any damage to the Demised Premises resulting from such removal.

          Tenant shall ascertain from Landlord within thirty (30) days prior to the end of the term hereof or any extension or renewal thereof whether Landlord desires to have any non-movable fixtures, machinery and/or equipment permanently installed by Tenant removed from the demised premises and, if Landlord shall so desire, Tenant shall, prior to the end of the term hereof, remove such indicated items and restore the Demised Premises with respect thereto, to the same condition as upon the commencement of the term hereof, reasonable wear and tear excepted. All fixtures, machinery and equipment installed by Tenant, except those items which Landlord expressly agrees are to remain in the Demised Premises and become the property of Landlord, remaining within the Demised Premises after the expiration of such term or sooner termination thereof and after Tenant is no longer in possession of the demised premises shall, at Landlord’s option, either (i) become the property of Landlord, free of any claim by Tenant or any person claiming through Tenant, or (ii) be removed and disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. Tenant’s obligations under this Article shall survive the expiration or sooner termination of the term hereof.

53. Saving Provision

          If any provision of this lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

54. Entire Agreement

          No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by writing subscribed by all the parties.

55. Late Payment Clause

                    A. If Tenant shall fail to pay any rents, charges or other sums after the same become due and payable, such unpaid amounts shall bear interest at the per annum rate of three percent (3%) in excess of the rate from time to time announced by Citibank, N.A. as its “Prime rate” or “Base rate,” calculated on the basis of actual days elapsed, based on a 360 day year, payable for the period from the date which is five (5) days after the due date of such rents, charges or other sums to the date of payments; provided, however, that such interest shall never exceed the maximum legal rate from time to time permitted by applicable law.

                    B. In addition thereto and to the extent permitted by applicable law, if Tenant shall fail to pay any rents, charges or other sums, within ten (10) days after the date same become due and payable, then Tenant shall also pay to Landlord additional rent to cover Landlord’s additional overhead and administrative costs and expenses arising out of such late payment in the amount of $250.00 per instance plus additional security deposit of $2,920.00 (subject to the terms and conditions of Articles 34 and 63.) The provision herein for additional rent shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such additional rent pursuant to this subparagraph B, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, or collection by Landlord, of such additional rent shall be construed as a curing of such default on the part of the Tenant.

56. This Lease and the term and estate hereby granted are subject to the following further limitation. Whenever Tenant shall default in the payment of and installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, then in any such case Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) day notice period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were set forth herein for the expiration of the term hereof, but Tenant shall remain liable for damages as provided in Article 18.

57. Tenant has inspected the demised premises and agrees to accept same in its present “as is” condition and Landlord shall not be obligated to do any work or furnish any materials in connection therewith.

58. INTENTIONALLY DELETED.

59. So long as the Tenant shall have duly kept and performed all of the terms, provisions, conditions, and agreements to be kept and performed by Tenant under this Lease, Tenant shall be permitted to use the air-conditioning system presently contained and/or installed in the demised premises on business days (holidays excluded) during the period May 15 – September 30 during the hours from 8:00 AM to 6:00 PM and four (4) Saturdays from 8:00 AM to 6:00 PM during this period. Tenant covenants and agrees to maintain and if necessary, repair such air-conditioning system in good and proper working condition at all times during the term of this Lease at Tenant’s sole cost and expense and Tenant further covenants and agrees to furnish and maintain at its own cost and expense, at all times during the term of this Lease an air-conditioning contract with a reputable air-conditioning maintenance contractor acceptable to the Landlord. Title to such air conditioning system shall be and continue to remain with Landlord at all times. Tenant agrees and acknowledges that the cost of the electric to operate the presently existing and/or installed air-conditioning system shall be paid for pursuant to the provisions in Article 37.

60. If Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this Lease, such holding over shall not be deemed to extend the term or renew the Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

(a)	1/12 of the highest annual rent rate set forth in Article 62 of this Lease, times two (2.0) plus

(b)

1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric service furnished to the premises in effect on the last day of the term of the Lease, plus

(c)	1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this Lease had this Lease not expire, plus

(d)

those other items of additional rent (not annual additional rent) which would have been payable monthly or otherwise pursuant to this Lease, had this Lease not expired, which total sum Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant’s failure to vacate the Demised Premises after the expiration or sooner termination of this Lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this Lease.

61. INTENTIONALLY DELETED

62. ANNUAL RENTAL

          (A) The basic annual rent for each year of the term of this Lease shall be paid to Landlord in monthly installments as follows:

July 1, 2006 – June 30, 2007:	$62,980.00 ($5,248.33 per month)
July 1, 2007 – June 30, 2008:	$64,672.00 ($5,389.33 per month)
July 1, 2008 – June 30, 2009:	$66,414.73 ($5,534.56 per month)
July 1, 2009 – June 30, 2010:	$68,209.80 ($5,684.15 per month)
July 1, 2010 – June 30, 2011:	$70,058.70 ($5,838.23 per month)

These annual rental rates include $6,580.00 per annum for electric pursuant to the provisions of Article 37.

          (B) If at any time or times during the term the basic annual rent, additional rent, or other charges payable by Tenant hereunder shall not be fully collectible for reason or any order of law (including, without limitation, rent control, or stabilization laws), then for the period prescribed by such laws, ordinances, regulations, or directions, Tenant shall pay to Landlord the maximum amounts permitted thereto. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, Tenant shall pay to Landlord, as additional rent, within fifteen (15) days after demand, all such uncollected amounts that would have been payable for the period absent such legal restrictions; provided, however, that the retroactive collection thereof shall then be lawful.

          (C) Except as may otherwise be specified in this Lease, Tenant shall pay or cause to be paid without demand therefore or notice in each case without any set-off, counterclaim, abatement or deduction whatsoever, as additional rent, all costs, fees, taxes, interest, charges, expenses, reimbursements and obligations, and all interest and penalties thereon, which Tenant, in any of the provisions of this Lease has assumed or agreed to pay, or which Tenant agrees are to be the cost or expense of Tenant, or as to which Landlord shall legally become entitled pursuant to the term of the Lease (all of which are hereinbefore sometimes referred to as “additional rent”); and in the event of non-payment thereof, Landlord shall have, in addition to all other rights and remedies, all the remedies provided for herein or by law in the case of non-payment of basic annual rent.

63. Security:

                    A. As a security for the full and faithful performance by Tenant of each and every term, provisions, covenant, and condition of this Lease, Tenant shall deliver to Landlord with the signing of this Lease and maintain throughout the term hereof a cash security deposit held by Landlord in the amount of $17,515.00. If Tenant defaults in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to payment of Annual Rent and additional rent, Landlord may, but shall not be required to, use, apply, or retain the whole or any part of the funds received as security, for the payment of any Annual Rent and additional rent in default or for any other sum which Landlord may extend or be required to extend by reason of Tenant’s default, including any damages or deficiency in the re-letting of the Leased Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord.

                    B. At any time or times when, pursuant to the provisions of this Article 63. Landlord shall be entitled to apply any of the aforesaid security, and within five (5) days after Landlord’s request therefore, Tenant shall deposit with Landlord an amount sufficient to restore the cash security to its original amount as set forth in this Article 63.

                    C. In case of the assignment or other transfer by Landlord of its interest in the Leased Premises, or any cessation of Landlord’s interest therein, whether in whole or in part, Landlord shall pay over the otherwise transfer its interest in any unapplied part of the security to the assignee or other transferee of Landlord’s interest in the Leased premises and from and after such payment or transfer Landlord shall be relieved of all liability with respect thereto subject to assignee’s assumption of Landlord’s obligations.

                    D. Provided Tenant has complied with all of the terms, conditions and covenants of the lease and has vacated and surrendered the Premises at the end of its lease term, Landlord shall return the security on deposit within 10 days.

64. THIS LEASE MAY NOT BE CHANGED ORALLY

65. All checks tendered to the Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by the Landlord of rent from anyone other than the Tenant shall not be deemed to operate as an attornment to the Landlord by the payer of such rent or as consent of the Landlord to an assignment or subletting by the Tenant of the Demised Premises to such payer, or as a modification of the provisions of this Lease.

66. Additional Rent

          The term “Additional Rent” shall mean all other sums, other than fixed annual rent payable by Tenant to Landlord, including but not limited to escalations for real estate tax, and charges for electricity. In the event Tenant defaults in the payment of Additional Rent Landlord shall have the same rights and remedies for a default in the payment of fixed annual rent. Landlord’s failure during the lease term to prepare and deliver any of the tax bills, statements, notices or bills set forth in this Lease or Landlord’s failure to make a demand shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent.